EXECUTION VERSION

CONFIRMATION AND REAFFIRMATION LETTER AGREEMENT

Credit Suisse AG, Cayman Islands Branch, as Administrative Agent
Eleven Madison Avenue
New York, NY 10010
Attention:  Agency Group

The Bank of New York Mellon
101 Barclay Street, 7-E
New York, NY 10286
Attention: International Corporate Trust

Wilmington Trust (London) Limited
1 King's Arms Yard
London EC2R 7AF
United Kingdom
Fax: +44 (0)20 7397 3601
Attention: Christopher Hurford

Ladies and Gentlemen:
Reference is made to (i) the Fourth Amended and Restated Credit Agreement, dated as of August 5, 2016, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among REYNOLDS GROUP HOLDINGS INC. (“RGHI”), a Delaware corporation, REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC, a Delaware limited liability company, PACTIV LLC, a Delaware limited liability company, CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC., a Delaware limited liability company (formerly known as Closure Systems International Holdings Inc.), EVERGREEN PACKAGING INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS LLC, a Delaware limited liability company, CLOSURE SYSTEMS INTERNATIONAL INC., a Delaware corporation, GRAHAM PACKAGING COMPANY INC., a Delaware corporation, CLOSURE SYSTEMS INTERNATIONAL B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (“Closure Netherlands”), Beverage Packaging Holdings (Luxembourg) III S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company, the Guarantors, the Lenders and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”), and the other parties thereto and (ii) the First Lien Intercreditor Agreement, dated as of November 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “FLICA”), among THE BANK OF NEW YORK MELLON, as Collateral Agent, WILMINGTON TRUST (LONDON) LIMITED, as Additional Collateral Agent, CREDIT SUISSE AG, as representative under the Credit Agreement, THE BANK OF NEW YORK MELLON, as representative under the Indenture, each grantor party thereto and each additional representative from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the FLICA, as applicable.
This reaffirmation letter agreement (this “Reaffirmation”) is being delivered to the addressees in connection with certain reorganizations whereby the entities listed in Schedule A (each a “Migrated Subsidiary”, and together the “Migrated Subsidiaries”) hereto has transferred its registered office, principal place of establishment and place of effective management from Luxembourg to New Zealand (the “Migration”).
In consideration for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective immediately after the effectiveness of the Migration, the Migrated Subsidiaries hereby (i) confirm, reaffirm, ratify and, to the extent necessary under any applicable law, assume in all respects its obligations under the Credit Documents (as defined in the FLICA), (ii) confirm each of their guarantees of the Obligations (as defined in the FLICA) as provided in the Credit Documents (including any limitations expressly set forth therein as may be amended and/or modified from time to time) and acknowledge that such guarantees (including any limitations thereto expressly set forth in the relevant Credit Document) continue in full force and effect in respect of the Obligations under the Credit Agreement and the other Credit Documents and (iii) agree that, notwithstanding the Migration, the Credit Documents to which the Migrated Subsidiaries are a party to continue to be in full force and effect and that the Migrated Subsidiaries shall continue to be bound by all the terms and conditions thereof and to perform all of their obligations thereunder.
This Reaffirmation shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Secured Parties under any Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Credit Document, all of which shall continue in full force and effect.
This Reaffirmation shall not extinguish the obligations for the payment of money outstanding under any Credit Document or discharge or release the priority of any Credit Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the obligations outstanding under any Credit Document or instruments securing the same, which shall remain in full force and effect. Nothing in or implied by this Reaffirmation or in any other document contemplated hereby shall be construed as a release or other discharge of Holdings, any Borrower, any Issuer or any other Grantor under any Credit Document from any of its obligations and liabilities thereunder. Each of the Credit Documents shall remain in full force and effect notwithstanding the execution and delivery of this Reaffirmation.
THIS REAFFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
This Reaffirmation is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms of the Credit Agreement as applicable.
For the avoidance of doubt, notwithstanding anything contained herein, each of the protections, immunities, rights, indemnities and benefits conferred on the Collateral Agents under the First Lien Intercreditor Agreement or any other Credit Document shall continue in full force and effect and shall apply to this Reaffirmation as if set out in full herein.
This Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Reaffirmation by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the undersigned has caused this letter agreement to be executed and delivered as of this 29th day of September, 2017.

EVERGREEN PACKAGING INTERNATIONAL LIMITED (formerly known as EVERGREEN PACKAGING INTERNATIONAL, S.À R.L)

By:/s/ Cindi Lefari
Name: Cindi Lefari
Title: Authorised Signatory

REYNOLDS PACKAGING INTERNATIONAL LIMITED (formerly known as REYNOLDS PACKAGING INTERNATIONAL, S.À R.L.)

By:/s/ Cindi Lefari
Name: Cindi Lefari
Title: Authorised Signatory

CLOSURE SYSTEMS INTERNATIONAL LIMITED (formerly known as CLOSURE SYSTEMS INTERNATIONAL, S.À R.L.)

By:/s/ Cindi Lefari
Name: Cindi Lefari
Title: Authorised Signatory

Acknowledged and agreed by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
by
/s/ Linzi Huang
Name: Linzi Huang
Title: Authorized Signatory

by
/s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON, as Collateral Agent,
By
/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Authorized Signatory

WILMINGTON TRUST (LONDON) LIMITED, as Collateral Agent,
By
/s/ Keith Reader
Name: Keith Reader
Title: Authorised Signatory

Schedule A

Migrated Subsidiaries
1. Closure Systems International Limited (formerly known as Closure Systems International S.à r.l.)
2. Reynolds Packaging International Limited (formerly known Reynolds Packaging International S.à r.l.)
3. Evergreen Packaging International Limited (formerly known as Evergreen Packaging International S.à r.l.)

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